LIFE BANCORP, INC.
                              109 East Main Street
                             Norfolk, Virginia 23510
                                 (757) 858-1000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 24, 1997

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Life Bancorp, Inc. (the "Company") will be held at the Norfolk Waterside Marriott located at 235 East Main Street, Norfolk, Virginia, on Thursday, April 24, 1997 at 10:00 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

     (1) To elect three directors for a three-year term expiring in 2000 or until their successors are elected and qualified;

     (2) To ratify the appointment by the Board of Directors of Edmondson, LedBetter & Ballard, L.L.P. as the Company's independent auditor for the fiscal year ending December 31, 1997; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

         The Board of Directors has fixed March 7, 1997 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

                                             By order of the Board of Directors

                                             /s/ Emily E. Steele
                                             Emily E. Steele
                                             Secretary
Norfolk, Virginia
March 17, 1997

================================================================================

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER OF YOUR SHARES TO VOTE PERSONALLY AT THE MEETING.

================================================================================

================================================================================

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

================================================================================

                               LIFE BANCORP, INC.
                              109 East Main Street
                             Norfolk, Virginia 23510
                                 (757) 858-1000

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On April 24, 1997

         This Proxy Statement is furnished to holders of common stock, $.01 par value per share ("Common Stock"), of Life Bancorp, Inc. (the "Company"), the parent holding company of Life Savings Bank, FSB ("Life Savings" or the "Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Norfolk Waterside Marriott located at 235 East Main Street, Norfolk, Virginia, on Thursday, April 24, 1997 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about March 17, 1997.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the nominees for director described herein, for ratification of the appointment of Edmondson, LedBetter & Ballard, L.L.P. for fiscal 1997, and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

         Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Emily E. Steele, Secretary, Life Bancorp, Inc.); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting.

                                     VOTING

         Only stockholders of record at the close of business on March 7, 1997 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 9,846,840 shares of Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. Abstentions and broker non-votes will be considered in determining the presence of a quorum but will not affect the vote required for the election of directors or ratification of the appointment of the independent auditor. The affirmative vote of a majority of the total votes cast is required to ratify the appointment of the independent auditor.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) the only person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of the Company, (iii) certain executive officers of the Company, and (iv) all directors and executive officers of the Company and the Bank as a group.

                                           Common Stock Beneficially Owned
                                              as of March 7, 1997 (1)
                                       -----------------------------------------

                                          Number of Shares
                                            and Nature of            Percent of
   Name of Beneficial Owner             Beneficial Ownership (2)       Class
-----------------------------------    --------------------------   ------------

Life Bancorp, Inc.  Employee Stock              573,158 (3)            5.82%
  Ownership Plan Trust
  109 East Main Street
  Norfolk, Virginia  23510

Joseph C. Addington, Jr.                        50,824  (4)            0.52%
Edward E. Cunningham                           133,255  (5)            1.34%
Ralph T. Dempsey, Jr.                           45,204  (6)            0.46%
Charles M. Earley, Jr., M.D.                     2,000  (7)            0.02%
E. Saunders Early, Jr.                          32,614  (8)            0.33%
William J. Fanney                               52,614  (9)            0.53%
Donald I. Fentress                              19,699 (10)            0.20%
William J. Jonak, Jr.                           50,751 (11)            0.51%
Edward M. Locke                                 58,632 (12)            0.59%
Frederick V. Martin                             46,730 (13)            0.47%
Tollie W. Rich, Jr.                             93,255 (14)            0.94%
Braden Vandeventer                              82,899 (15)            0.84%

All directors and executive officers of        802,875  (3) &          7.91%
  the Company and the Bank as a                        (16)
  group (16 persons)

---------------

(1) For purposes of this table, pursuant to rules promulgated under the 1934 Act, an individual is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares.

(2) All shares shown as beneficially owned are owned directly or held by spouses or children of the named persons, unless otherwise indicated.

(3) Includes unallocated shares of the Life Bancorp, Inc. Employee Stock Ownership Plan ("ESOP") Trust which was established pursuant to the ESOP by an agreement between the Company and Messrs. Edward E.
          Cunningham, Tollie W. Rich, Jr. and William J. Fanney, who act as trustees of the plan ("Trustees"). In addition to the unallocated shares, as of the Voting Record Date, 298,925 shares held in the ESOP Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating

                                      - 2 -


         employees, and allocated shares for which employees do not give instructions, and unallocated shares, will be voted in the same ratio on any matter as to those shares for which instructions are given. The amount of Common Stock beneficially owned by each individual trustee or all directors and executive officers as a group does not include the unallocated shares held by the ESOP Trust.

(4) Includes 3,519 shares held in the Company's Recognition and Retention Plan ("RRP") Trust, which will vest within 60 days of the record date; and 13,786 shares in the form of stock options which are exercisable within 60 days of the record date.

(5) Includes 32,843 shares held in the Bank's 1982 and 1991 Deferred Compensation Plans (the "Deferred Compensation Plans"); 8,251 shares held in the ESOP Trust, allocated to Mr. Cunningham; 13,093 shares held in the Company's RRP Trust, which will vest within 60 days of the record date; 65,464 shares in the form of stock options, which are exercisable within 60 days of the record date; and 463 shares held as of December 31, 1996 in the Life Savings Bank, FSB Employee's Savings and Profit Sharing Plan (the Bank's 401(k) Plan).

(6) Includes 3,209 shares held in the Deferred Compensation Plans; 6,079 shares held in the ESOP Trust, allocated to Mr. Dempsey; 3,710 shares held in the RRP Trust, which will vest within 60 days of the record date; 18,548 shares in the form of stock options, which are exercisable within 60 days of the record date; 50 shares as custodian for children; and 1,054 shares held as of December 31, 1996 in the Bank's 401(k) Plan.

(7) Includes 2,000 shares held in the Virginia Beach Surgery Pension Plan, Charles M. Earley, Jr., M.D., participant.

(8) Includes 4,064 shares held in the RRP Trust, which will vest within 60 days of the record date; and 13,786 shares in the form of stock options, which are exercisable within 60 days of the record date.

(9) Includes 4,064 shares held in the RRP Trust, which will vest within 60 days of the record date; and 13,786 shares in the form of stock options, which are exercisable within 60 days of the record date.

(10) Includes 482 shares held in the RRP Trust, which will vest within 60 days of the record date; and 13,786 shares in the form of stock options, which are exercisable within 60 days of the record date.

(11) Includes 20,973 shares held in the Deferred Compensation Plans; 1,997 shares held by Mr. Jonak's spouse's IRA; 2,036 shares held in the RRP Trust, which will vest within 60 days of the record date; and 13,786 shares in the form of stock options, which are exercisable within 60 days of the record date.

(12) Includes 3,934 shares held in the Deferred Compensation Plans; 6,383 shares held in the ESOP Trust, allocated to Mr. Locke; 3,710 shares held in the RRP Trust, which will vest within 60 days of the record date; 18,548 shares in the form of stock options, which are exercisable within 60 days of the record date; 6,380 shares held by Mr. Locke's spouse's IRA; and 2,048 shares held as of December 31, 1996 in the Bank's 401(k) Plan.

(13) Includes 1,622 shares held in the RRP Trust, which will vest within 60 days of the record date; and 13,786 shares in the form of stock options, which are exercisable within 60 days of the record date.

(14) Includes 7,659 shares held in the Deferred Compensation Plans; 7,960 shares held in the ESOP Trust, allocated to Mr. Rich; 8,728 shares held in the RRP Trust, which will vest within 60 days of the record date; 43,642 shares in the form of stock options, which are exercisable within 60 days of the record date; 1,600 shares held as custodian for son; and 2,110 shares held in Mr. Rich's spouse's IRA.

(15) Includes 1,000 shares held in trust for the benefit of Mr. Vandeventer's sister; 3,933 shares held in the RRP Trust, which will vest within 60 days of the record date; and 13,786 shares in the form of stock options, which are exercisable within 60 days of the record date.

(16) Includes shares held in the following manner by executive officers, or by the spouse of such executive officers (i) 9,008 shares held in the Deferred Compensation Plans; (ii) 24,174 shares held in the ESOP Trust which have been allocated; (iii) 11,555 shares held in the Company's RRP Trust which will vest within 60 days of the record date; (iv) 57,780 shares in the form of stock options, which are exercisable within 60 days of the record date; (v) 3,108 shares held, as of December 31, 1996, in the Bank's 401(k) Plan; and, (vi) 1,206 shares held in individual retirement accounts. Excludes shares held by Messrs. Cunningham, Rich, Locke and Dempsey which are included in Notes 5, 6, 12 and 14 above.

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
              DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

Election of Directors

         The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as the then total number of directors constituting the Board of Directors permits and that the directors shall be elected by the stockholders of the Company for staggered terms, or until their successors are elected and qualified. A resolution of the Board of Directors, adopted pursuant to the Bylaws and the Articles of Incorporation of the Company, provides that the Board of Directors shall consist of ten members.

         At the Annual Meeting, stockholders of the Company will be asked to elect one class of directors, consisting of three directors, for a three-year term expiring in 2000 or until their successors are elected and qualified.

         Each nominee currently serves as a director of the Company, and no nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption. No person being nominated as a director is being nominated pursuant to any arrangements or understandings between the Company and any person.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected. Nominees for director will be elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election at the Annual Meeting. Abstentions and broker non-votes will have no effect on the vote. The following tables present information concerning the nominees for director of the Company and directors whose terms continue, including tenure as a director.

                   Nominees for Director for a Three-Year Term Expiring in 2000

                                              Principal Occupation During               Director
   Name                   Age (1)                 the Past Five Years                   Since (2)
----------------------    -------  -----------------------------------------------      --------


E. Saunders Early, Jr.       72    Director; Chairman of the Board and Consultant         1962
                                   to Robbie's Home Center, Inc., a hardware
                                   home center located in Portsmouth, Virginia.

William J. Jonak, Jr.        67    Director; real estate appraiser and consultant,        1980
                                   and President of Jonak & Company, a real
                                   estate appraisal firm located in Norfolk,
                                   Virginia.

Tollie W. Rich, Jr.          47    Director; Executive Vice President and Chief           1994
                                   Operating Officer of the Bank since February
                                   1995.  Executive Vice President, Treasurer,
                                   Chief Operations Officer and Chief Financial
                                   Officer of the Bank from February 1993 to
                                   February 1995.  Formerly Senior Vice
                                   President, Treasurer and Chief Financial
                                   Officer.  Various other positions with the Bank
                                   since joining the Bank in 1971.

                              (Footnotes on page 5)
                 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                 FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

                   Directors Continuing in Office with Terms Expiring in 1998

                                            Principal Occupation During                 Director
   Name                   Age (1)               the Past Five Years                     Since (2)
----------------------    -------  -------------------------------------------------    ---------

Edward E. Cunningham         63    Director; Chairman of the Board since April            1984
                                   1996.  Formerly Vice Chairman of the Board
                                   from February 1994 to April 1996.  President
                                   of the Bank since February 1988 and Chief
                                   Executive Officer since February 1991.
                                   Formerly Executive Vice President and
                                   Treasurer of the Bank.  Various other positions
                                   with the Bank since joining the Bank in 1958.

Donald I. Fentress           66    Director; general insurance agent and President        1993
                                   of Bryant-Fentress Associates, Ltd., an
                                   insurance company located in Virginia Beach,
                                   Virginia.

Frederick V. Martin          59    Director; investment counselor and President of        1984
                                   Virginia Investment Counselors, Inc., an
                                   investment firm located in Norfolk, Virginia.



                   Directors Continuing in Office with Terms Expiring in 1999

                                           Principal Occupation During                  Director
   Name                   Age (1)              the Past Five Years                      Since (2)
-----------------------   -------  -------------------------------------------------    ---------

Joseph C. Addington, Jr.     72    Director; retired since February 1990.                 1968
                                   Formerly Chairman of the Board of Addington-
                                   Beaman Lumber Company, a lumber company.

Charles M. Earley, Jr. M.D.  69    Director; retired general surgeon.  Formerly           1996
                                   President of Virginia Beach Surgery, Inc.,
                                   Virginia Beach, Virginia.

William J. Fanney            73    Director; Chairman Emeritus since April 1996.          1967
                                   Chairman of the Board from January 1981 to
                                   April 1996.  Chief Executive Officer of the
                                   Bank from February 1988 to February 1991.
                                   President and Managing Officer of the Bank
                                   from April 1968 to February 1988.  Various
                                   other positions with the Bank since joining the
                                   Bank in 1949.

Braden Vandeventer           75    Director; retired since October 1994.  Formerly        1964
                                   a Partner, then Of Counsel, with Vandeventer,
                                   Black, Meredith & Martin, L.L.P., the Bank's
                                   general counsel.


------------------

(1)      As of March 7, 1997.
(2)      Includes service as a director of the Bank.

Committees and Meetings of the Board of the Company and the Bank

         During the year ended December 31, 1996, the Board of Directors of the Company met 12 times. No incumbent director attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by committees on which he served during the period. The Board of Directors of the Company have established the following committees:

         Examination and Audit Committee. The Examination and Audit Committee reviews the records and affairs of the Company, meets with the Company's internal and independent auditors, engages the Company's independent auditor and reviews their reports, and reviews regulatory examination reports. During 1996, the committee met one time. Currently, the Examination and Audit Committee consists of Messrs. Early (Chairman), Jonak, and Fanney.

     Employee Benefits and Compensation Committee. The Employee Benefits and Compensation Committee reviews and recommends compensation and benefits for the Company's employees. During 1996, the Employee Benefits and Compensation Committee consisted of Messrs. Vandeventer (Chairman), Fentress and Martin. During 1996, the committee met one time. See "Executive Compensation - Compensation Committee Interlocks and Insider Participation" and "Executive
Compensation - Report of the Board of Directors on Executive Compensation." Currently, the Employee Benefits and Compensation Committee consists of Messrs. Martin (Chairman), Addington and Fentress.

     Nominating and Director Vacancy Committee. On an annual basis, the Board of Directors elects a Nominating and Director Vacancy Committee which nominates persons to serve on the Board of Directors of the Company. The Nominating and Director Vacancy Committee for the Annual Meeting consisted of Messrs. Jonak (Chairman), Early and Martin. During 1996, the committee met one time. Currently, the Nominating and Director Vacancy Committee consists of Messrs.
Addington (Chairman), Earley and Vandeventer. The Board committees meet as required. Messrs. Cunningham and Rich are ex-officio members of all Board committees.

         The Board of Directors of the Bank meets on a semi-monthly basis and may have additional special meetings. During the fiscal year ended December 31, 1996, the Board of Directors met 25 times. No director attended fewer than 75% of the total number of Board meetings and committee meetings on which he served that were held during this period. The Board of Directors of the Bank has established the following committees:

         Examination and Audit Committee. The Examination and Audit Committee reviews the records and affairs of the Bank, meets with the Bank's internal and independent auditors, engages the Bank's independent auditor and reviews their reports, and reviews regulatory examination reports. The Examination and Audit Committee met once during 1996. Currently, the Examination and Audit Committee consists of Messrs. Early (Chairman), Jonak, and Fanney.

     Employee Benefits and Compensation Committee. The Employee Benefits and Compensation Committee reviews and recommends compensation and benefits for the Bank's employees. During 1996, the Employee Benefits and Compensation Committee consisted of Messrs. Vandeventer (Chairman), Fentress and Martin. During 1996, the committee met one time. See "Executive Compensation - Compensation Committee Interlocks and Insider Participation" and "Executive Compensation - Report of the Board of Directors on Executive Compensation." Currently, the Employee
Benefits and Compensation Committee consists of Messrs. Martin (Chairman), Addington and Fentress. Nominating and Director Vacancy Committee. On an annual basis, the Board of Directors elects a Nominating and Director Vacancy Committee which nominates persons to serve on the Board of Directors of the Bank. The Nominating and Director Vacancy Committee for the Annual Meeting consisted of Messrs. Jonak (Chairman), Early and Martin. During 1996, the committee met one time. Currently, the Nominating and Director Vacancy Committee consists of Messrs. Addington (Chairman), Earley and Vandeventer.

         In addition to the committees described above, the Bank has also established other committees which consist of members of the Board and which meet as required. These committees include: an Executive Committee, a Community Reinvestment Act Committee, an Investment Policy Committee, a Corporate Structure Committee, a Branch Office and Asset Management Committee, and a Budget Committee. Messrs. Cunningham and Rich are ex-officio members of all Board committees.

Executive Officers Who Are Not Directors

         Set  forth  below  is   information   with  respect  to  the  principal
occupations during the last five years for the six executive officers of the Company and the Bank who do not serve as directors.

     Nelson R. Arnold. Age 55. Mr. Arnold has served as Senior Vice President - Retail Banking Division of the Bank since February 1980. He served in various other positions since joining the Bank in 1963.

     Matthew E. Brown. Age 39. Mr. Brown has served as Vice President and Controller since January 1996. Prior thereto, he was Assistant Vice President and Controller since February 1995 and Assistant Vice President and Assistant Controller since February 1991. He served in various other positions since joining the Bank in 1980.

     T. Frank Clements. Age 59. Mr. Clements has served as Senior Vice President
- Lending Division of the Bank since March 1985.

     Ralph T. Dempsey, Jr. Age 47. Mr. Dempsey has served as Senior Vice President - Loan Administration Division of the Bank since February 1992. Prior thereto, he was Vice President since January 1983. He served in various other positions since joining the Bank in 1973.

     Emory J. Dunning, Jr. Age 49. Mr. Dunning has served as Senior Vice President, Treasurer and Chief Financial Officer since February 1995. Prior thereto, he was Vice President and Controller since February 1980. He served in various other positions since joining the Bank in 1973.

     Edward M. Locke. Age 63. Mr. Locke has served as Senior Vice President - Administrative Services Division of the Bank since February 1980. He served in various other positions since joining the Bank in 1961.

Compliance with Section 16(a) of the 1934 Act

         Section 16(a) of the 1934 Act requires the officers and directors, and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Company's Common Stock.

         Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, 1996, the Company's officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the 1934 Act.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The Company has not yet paid separate compensation to its officers. The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the years ended December 31, 1996, 1995 and 1994 to the President and Chief Executive Officer of the Bank and the other executive officers of the Bank and its subsidiaries whose salaries and bonuses during the fiscal year exceeded $100,000.

                                                                              Long-Term Compensation
                                              Annual Compensation                    Awards
                                  -----------------------------------------   -----------------------
                                                                                          # Shares of
                                                               Other                      Securities
        Name and                                               Annual         Restricted  Underlying    All Other
   Principal Position      Year    Salary       Bonus      Compensation (2)      Stock    Options (8)  Compensation
  --------------------    ------  --------    ----------   ----------------   ----------  -----------   ------------

Edward E. Cunningham       1996   $277,500    $25,000        $23,200 (3)     $    --           --        $110,601  (9)
President and Chief        1995    257,500     12,000 (1)     21,000 (3)      908,313(4)   163,660        106,493 (10)
  Executive Officer        1994    223,500     25,000 (1)     19,000 (3)          --           --         199,375 (11)

Tollie W. Rich, Jr.        1996   $162,000    $16,500            --          $    --           --        $ 66,459  (9)
Executive Vice President   1995    150,000      6,000 (1)        --           605,533(5)   109,105         60,798 (10)
  and Chief Operating      1994    125,297     13,800 (1)        --               --           --          41,049 (11)
  Officer

Edward M. Locke            1996   $ 98,000    $ 7,000            --          $    --           --        $ 60,606  (9)
Senior Vice President      1995     93,700      3,000            --           257,354(6)    46,370         42,739 (10)
  Administrative Services  1994     89,500      5,500            --               --           --          27,741 (11)
  Division

Ralph T. Dempsey, Jr.      1996   $ 93,000    $ 8,500            --          $    --           --        $ 59,642  (9)
Senior Vice President,     1995     88,000      3,000            --           257,354(7)    46,370         39,601 (10)
  Loan Administration      1994     82,000      5,500            --               --           --          25,407 (11)
  Division

---------------

(1) Reflects bonuses deferred pursuant to the Bank's 1982 Deferred Compensation Plan.

(2) Does not include amounts attributable to miscellaneous benefits received by the named executive officers, including the use of Company-owned automobiles and payment of club dues. In the opinion of management of the Company, the costs to the Company of providing such benefits to any individual named executive officer during the indicated periods did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(3)       Consists of director's fees.

(4) Represents the grant of restricted Common Stock to Mr. Cunningham, pursuant to the Company's RRP, which were deemed to have had the indicated value at the time of the grant. The awards vest 20% per year over a five-year period commencing on the first anniversary of the date of the grant and may vest earlier upon a "change in control" as defined in the Company's RRP, or upon the grantees' disability or death. Mr. Cunningham became vested in 13,092 shares in April 1996 and has received a distribution of those shares; 52,372 shares, having a fair market value of $942,696 at December 31, 1996, remain in the RRP Trust. (5) Represents the grant of restricted Common Stock to Mr. Rich, pursuant to the Company's RRP, which were deemed to have had the indicated value at the time of the grant. The awards vest 20% per year over a five-year period commencing on the first anniversary of the date of the grant and may vest earlier upon a "change in control" as defined in the Company's RRP, or upon a grantee's disability or death. Mr. Rich

                                                       - 8 -


          became vested in 8,728 shares in April 1996 and has received a distribution of those shares; 34,914 shares, having a fair market value of $628,452 at December 31, 1996, remain in the RRP Trust.

(6) Represents the grant of restricted Common Stock to Mr. Locke, pursuant to the Company's RRP, which were deemed to have had the indicated value at the time of the grant. The awards vest 20% per year over a five-year period commencing on the first anniversary of the date of the grant and may vest earlier upon a "change in control" as defined in the Company's RRP, or upon the grantees' disability or death. Mr. Locke became vested in 3,709 shares in April 1996 and has received a distribution of those shares; 14,839 shares, having a fair market value of $267,102 at December 31, 1996, remain in the RRP Trust.

(7) Represents the grant of restricted Common Stock to Mr. Dempsey, pursuant to the Company's RRP, which were deemed to have had the indicated value at the time of the grant. The awards vest 20% per year over a five-year period commencing on the first anniversary of the date of the grant and may vest earlier upon a "change in control" as defined in the Company's RRP, or upon a grantee's disability or death. Mr. Dempsey became vested in 3,709 shares in April 1996 and has received a distribution of those shares; 14,839 shares, having a fair market value of $267,102 at December 31, 1996, remain in the RRP Trust.

(8) Consists of awards granted pursuant to the Company's 1995 Stock Option Plan ("Stock Option Plan") which options vest and are exercisable at the rate of 20% per year over a five-year period commencing on the first anniversary of the date of the grant and may vest earlier upon a "change in control" as defined in the Company's Stock Option Plan, or upon a grantee's disability or death.

(9) Consists of amounts allocated, accrued or paid by the Company during the year ended December 31, 1996 (i) to the Company's ESOP on behalf of Mr. Cunningham - $62,661, Mr. Rich - $61,884, Mr. Locke - $57,666
          and Mr. Dempsey - $56,852; (ii) to the Bank's 401(k) Plan on behalf of Mr. Cunningham - $4,750, Mr. Rich - $4,575, Mr. Locke - $2,940 and Mr. Dempsey - $2,790; and (iii) on behalf of Mr. Cunningham, an actuarially determined amount of $43,190 directed to the Bank's 1991 Deferred Compensation Plan to offset the loss of defined pension benefits incurred as a result of the capping, under the Internal Revenue Code of 1986, as amended ("Code"), of base compensation consideration at $150,000.

(10) Consists of amounts allocated, accrued or paid by the Company during the year ended December 31, 1995 (i) to the Company's ESOP on behalf of Mr. Cunningham - $60,334, Mr. Rich - $58,423, Mr. Locke - $40,318
          and Mr. Dempsey - $37,108; (ii) to the Bank's 401(k) Plan on behalf of Mr. Cunningham - $2,969, Mr. Rich - $2,375, Mr. Locke - $2,421 and Mr. Dempsey - $2,493; and (iii) on behalf of Mr. Cunningham, an actuarially determined amount of $43,190 directed to the Bank's 1991 Deferred Compensation Plan to offset the loss of defined pension benefits incurred as a result of the capping, under the Code, of base compensation consideration at $150,000.

(11) Consists of amounts allocated, accrued or paid by the Company during the year ended December 31, 1994 (i) to the Company's ESOP on behalf of Mr. Cunningham - $6,735, Mr. Rich - $5,626, Mr. Locke - $4,431 and Mr. Dempsey - $4,024; (ii) to the Bank's 401(k) Plan on behalf of Mr. Cunningham - $4,482, Mr. Rich - $3,320, Mr. Locke - $2,656 and Mr. Dempsey - $2,460; (iii) a one-time payment upon amendment of the Bank's vacation policy in order to limit the accrual of excess accrued vacation amounts on behalf of Mr. Cunningham - $58,158, Mr. Rich - $32,103, Mr. Locke - $20,654 and Mr. Dempsey - $18,923; and (iv) on
          behalf of Mr. Cunningham, an actuarially determined amount of $130,000 directed to the Bank's 1991 Deferred Compensation Plan to offset the loss of defined pension benefits incurred as a result of the capping, under the Code, of base compensation consideration at $150,000.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

The following table provides information on the total options exercised during the year ended December 31, 1996 and the total options held at year-end by the Chief Executive Officer and named executives:


                             Number of                    Number of Options at               Value of Options at
                              Shares                        December 31, 1996               December 31, 1996 (1)
      Name and             Acquired On      Value       ---------------------------      -----------------------------
 Principal Position          Exercise      Realized     Exercisable   Unexercisable      Exercisable     Unexercisable
--------------------      -------------    --------     -----------   -------------      -----------     -------------


Edward E. Cunningham            --             --         32,732        130,928          $135,020         $540,078
President and Chief
  Executive Officer

Tollie W. Rich, Jr.             --             --         21,821         87,284          $ 90,012         $360,047
  Executive Vice President
  and Chief Operating
  Officer

Edward M. Locke                 --             --          9,274         37,096          $ 38,255         $153,021
  Senior Vice President
  Administrative Services
  Division

Ralph T. Dempsey, Jr.           --             --          9,274         37,096          $ 38,255         $153,021
  Senior Vice President
  Loan Administration
  Division

---------------
(1)      The market value of Common Stock, based on the last known trade price, on December 31, 1996 was
         $18.00 per share, and the exercise price is $13.875 per share.

Directors' Compensation

         It is the intent of the Bank that members of its Board of Directors be compensated in a fair and equitable manner consistent with general practices existing in the financial services industry. Such practices include consideration of compensation for individual time allocations for fulfillment of designated responsibilities; oversight of the performance of the Bank and its management in keeping with pre-established criteria; the assumption of fiduciary risk associated with directorship of a financial institution; serving as representatives of the Bank in civic, cultural and business affairs; and the generation of new business and the retention of existing business for the Bank.

         Effective July 1, 1995, and extending through calendar year 1996, the annual retainer for members of the Board of Directors of the Bank (excluding Mr.
Rich) was $10,000.

         From January 1, 1996 to June 30, 1996, Directors also received $500 for each Board meeting attended ($600 for Mr. Fanney and excluding Mr. Cunningham and Mr. Rich) which was increased to $600 effective July 1, 1996. During such period, Mr. Cunningham received $12,000 as an annual Board compensation fee, which was not based on attendance at Board meetings and which was increased to $14,400 on an annual basis effective July 1, 1996. In 1996, members of the Board (excluding ex-officio members Messrs. Fanney, Cunningham and Rich) serving on committees received $500 per meeting attended.

         On July 1, 1994, the Bank entered into an agreement with Mr. Fanney, the immediate past Chief Executive Officer, pursuant to which he will provide consulting services to the Bank for three years at an annual fee of $35,000.
Such services will include consultation with the President and Chairman, participating and attending, as an ex-officio member, certain management committee meetings and committee meetings of the Board, and for rendering continuing advice as Chairman Emeritus and immediate past Chairman.

         Compensation of the members of the Board of Directors of the Bank, determined consistent with the before mentioned considerations, was based on an examination of two peer group comparisons relative to compensation of members of boards of directors of financial institutions. They included The Bank Key Executive Compensation Survey (1996) of the BAI Foundation and the 1995 Compensation Survey for Savings Institutions, published by America's Community Bankers.

Employment Agreements

         Effective July 1, 1994, the Company and the Bank (collectively the "Employers") entered into employment agreements with each of Messrs. Cunningham and Rich for a term of three years in their current respective positions. The term of each employment agreement shall be extended each year for a successive additional one-year period unless, not less than 30 days prior to the annual anniversary date, the Employers or the officer elect not to extend the employment term.

         The employment agreements are terminable with or without cause by the Employers. The officer shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that (i) in the event that the officer terminates his employment because of failure of the Employers to comply with any material provision of the employment agreement or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the officer as a result of certain adverse actions which are taken with respect to the officer's employment following a Change in Control of the Company, as defined, Messrs. Cunningham and Rich will be entitled to a cash severance amount equal to 2.99 times their base salary. Based on the salary levels at December 31, 1996 of $290,000 for Mr Cunningham and $162,000 for Mr. Rich, and assuming they were terminated on such date, the aggregate cash severance amount would be $867,100 and $484,380, respectively. In addition, Messrs. Cunningham and Rich will be entitled to a continuation of benefits similar to those they are receiving at the time of such termination for the remaining term of the agreement or until the officer obtains full-time employment with similar benefits with another employer.

         A Change in Control is generally defined in the employment agreement to include any change in control required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

         Each employment agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by the employee, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer for federal and Virginia income tax purposes.

         Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

Severance Agreements

         The Company and the Bank have entered into severance agreements with certain of its other executive officers, including Messrs. Locke and Dempsey, pursuant to which these officers would receive specified benefits in the event that their employment was terminated by the Company and the Bank other than for cause, disability, retirement or death following a Change in Control of the Company, as defined, or the officers terminated their employment under such circumstances for "good reason," as defined. The benefits payable under such circumstances generally would amount to one times the officer's highest level of base compensation paid to the officer by the Company and the Bank during any of the three calendar years ending during the calendar year in which employment ceases. Based on December 31, 1996 base compensation, of $98,000 for Mr. Locke and $93,000 for Mr. Dempsey, and assuming they were terminated on such date, the aggregate cash severance amount would be $98,000 for Mr. Locke and $93,000 for Mr. Dempsey. The total cash severance under all of the severance agreements would be approximately $457,500. In addition, the executive officer will be entitled to a continuation of benefits similar to those he is receiving at the time of such termination for the remaining term of the agreement or until the officer obtains full-time employment with similar benefits with another employer.

         Each severance agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by the employee, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer for federal and Virginia income tax purposes.

         Although the above-described severance agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

Benefits

         Retirement Plan. The Bank has a defined benefit pension plan ("Retirement Plan") for all full-time employees who have attained the age of 21 years and have completed one year of service with the Bank. In general, the Retirement Plan provides a benefit at an employee's "Normal Retirement Age" (age
65) according to the following formula: (a) 1% of Final Average Compensation times years of Credited Service, plus (b) 0.6% of Final Average Compensation in excess of Covered Compensation, times years of Credited Service up to 35 years. "Final Average Compensation" equals the highest average of an employee's basic rate of compensation for any 60 consecutive months preceding retirement. "Covered Compensation" is the average annual compensation with respect to which Social Security retirement benefits would be provided at Social Security retirement age. "Covered Compensation" for those attaining Social Security retirement age in 1996 is $27,576.

         During the year ended December 31, 1996, the Company did not make a contribution to the Retirement Plan, as the plan was adequately funded and subject to the Internal Revenue Service ("IRS") "Full Funding Limitation." When subject to the Full Funding Limitation, no contribution is either required or deductible.

         The following table illustrates annual pension benefits for retirement at age 65 under various levels of compensation and years of Credited Service.

                                                        Years of Credited Service
                   ---------------------------------------------------------------------------------------

Final Average
 Compensation        15           20           25           30            35          40           45
-------------     ---------    ---------    ---------    ---------    ---------    ---------    ---------


   $ 80,000        $16,700      $22,300      $27,900      $33,400       $39,000     $45,400      $51,800
     90,000         19,100       25,500       31,900       38,200        44,600      51,800       59,000
    100,000         21,500       28,700       35,900       43,000        50,200      58,200       66,200
    110,000         23,900       31,000       39,900       47,800        55,800      64,600       73,400
    120,000         26,300       35,100       43,900       52,600        61,400      71,000       80,600
    140,000         31,100       41,500       51,900       62,200        72,600      83,800       95,000
    160,000         35,900       47,900       59,900       71,800        83,800      96,600      109,400
    180,000         40,700       54,300       67,900       81,400        95,000     109,400      123,800
    200,000         45,500       60,700       75,900       91,000       106,200     122,200      138,200
    220,000         50,300       67,100       83,900      100,600       117,400     135,000      152,600
    240,000         55,100       73,500       91,900      110,200       128,600     147,800      167,000
    260,000         59,900       79,900       99,900      119,800       139,800     160,600      181,400
    280,000         64,700       86,300      107,900      129,400       151,000     173,400      195,800
    300,000         69,500       92,700      115,900      139,000       162,200     186,200      210,200

         The figures in the above table assume that the Retirement Plan continues in its present form and that the participants elect a 10-year certain and life annuity form of benefit.

         At December 31, 1996, the maximum annual compensation which may be taken into account under the Code (as adjusted from time to time by the IRS) for calculating benefits and contributions under qualified defined benefit plans was $150,000 and the maximum annual benefit permitted under such plans was $120,000. The amount of compensation covered by the Retirement Plan for Messrs. Cunningham and Rich for the year ended December 31, 1996 was $150,000, for Mr. Locke, $98,000 and for Mr. Dempsey, $93,000. In 1996, Mr. Cunningham's salary and bonus was $302,500, Mr. Rich's was $178,500, Mr. Locke's was $105,000 and Mr.
Dempsey's was $101,500.

         The pension benefits listed in the table are not subject to any deduction for Social Security or other offset amounts.

         At December 31, 1996, the years of credited service under the Retirement Plan for the named executives were as follows: Mr. Cunningham - 38 years, Mr. Rich - 25 years, Mr. Locke - 35 years and Mr. Dempsey - 23 years.

         Directors' Retirement Plan. The Bank has in place a retirement plan ("Directors' Retirement Plan") for all non-employee directors. The Directors' Retirement Plan provides for 120 monthly payments of amounts ranging between $2,000 and $16,500 annually, depending upon whether a non-employee director has served as a director for a minimum of three years, or a maximum of 30 years or more, commencing the month following the date a director has both ceased to be a director, and attained the age of 70. During the year ended December 31, 1996, the Bank's actuarial expense recognition for the Directors' Retirement Plan amounted to $90,000. The expense and funding requirements of the Directors' Retirement Plan is, for the most part, offset through the purchase of life insurance policies for certain directors of which the Bank has been named as beneficiary.

Transactions With Certain Related Persons

         The Financial Institutions Reform, Recovery and Enforcement Act of 1989 requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.

         The Bank's policy provides that all loans made by the Bank to its directors and officers are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. All such loans were made by the Bank in the ordinary course of business and were not made with favorable terms nor did they involve more than the normal risk of collectibility.

Compensation Committee Interlocks and Insider Participation

         The Employee Benefits and Compensation Committee recommends to the Board of Directors of the Bank the annual compensation of the Bank's executive officers and reviews management's recommendation for compensation of the Bank's employees. The members of this committee are Messrs. Vandeventer (Chairman), Fentress, and Martin.

         Until his retirement in October 1994, Mr. Vandeventer was of counsel to the firm of Vandeventer, Black, Meredith & Martin, L.L.P., general counsel to the Bank.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1993, as amended, or the 1934 Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and Performance Graph shall not be incorporated by reference into any such filings. SEC rules provide that the compensation committee report and the stock performance graph are not deemed to constitute "soliciting material" or to be "filed" with the SEC, and are not subject to SEC Regulations 14A or 14C, except as provided in SEC regulations, or to the liabilities under Section 18 of the 1934 Act.

Report of the Employee Benefits and Compensation Committee on Executive Compensation

         The purpose of the Committee is to assist the Board of Directors of the Company, the Bank and its subsidiaries in attracting and retaining qualified, competent management; motivating executives to achieve a range of performance goals consistent with a business plan approved by the Board of Directors; and insuring that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards, management performance and shareholders' interests.

         The Committee considers the following criteria in recommending to the Board the compensation of the Chief Executive Officer as well as the approval of compensation of other executive officers of the Company and the Bank:

         1. The overall financial, market and competitive performance of the Company and the Bank during the fiscal year under consideration after adjusting for economic conditions occurring during the year.

         2. The level of and/or increases in return on assets and return on equity without encouraging short-term profitability through unreasonable risk-taking or a deterioration of long-term asset quality.

         3. Consideration of individual as well as combined measures of progress of the Company and the Bank including the quality of the loan and investment portfolio, desirable changes in capital ratios, the overall growth of the Bank, the improvement in market share, the improvement in book value per share, the improvement in earnings per share, the level of non-performing loans and real estate owned, efficiency ratio levels as compared to peer groups and other objectives as may be established by the Board of Directors.

         4.       The Office of Thrift Supervision's CRA and CAMEL ratings.

         5. The individual commitment of the Chief Executive Officer relative to overall management efficiency, inspirational leadership, professional involvement, civic activities and the maintenance of corporate stature enhancing the image of the Bank in its market place.

         6. The compensation and benefit levels of comparable positions to peer group institutions within the financial services industry, and similar asset and operating characteristics with a concentration on those institutions operating within the South Atlantic region.

         The compensation arrangements and recommendations of the Committee include a base salary and a bonus component if the Executive's performance is judged to warrant such a bonus.

         The base compensation of Edward E. Cunningham,  Chief Executive Officer
(CEO), was established at $290,000 on July 1, 1996, and was based on a personal evaluation for fiscal year 1995 as well as the first six months of 1996. This level of compensation represented a 9.43% increase over the CEO's previous base compensation which had been established on July 1, 1995. Mr. Cunningham's compensation level, determined consistent with the aforementioned criteria, was based on an examination of three peer group comparisons relative to salary and bonus compensation for Chief Executive Officers. They included The Bank Cash Compensation Survey (1996) of the BAI Foundation, the 1995 Compensation Survey for Savings Institutions as published by America's Community Bankers and the 1995 CEO Report as published by Ben S. Cole Financial, Inc.. Mr. Cunningham's performance is measured by the profit, capital position, asset quality and the low ratio of operating expenses of the Company and the Bank as well as the other measures of intangible qualities so noted in determining his specific compensation. Mr. Cunningham was given a bonus of $25,000 for his service during 1996 based on his overall performance including his added effort and time expended in managing the institution as a public company as well as acquisition activities which ensued during the course of the year.

         With respect to the Bank's other executive officers, the Committee considered salary and bonus recommendations prepared by the Chief Executive Officer to establish 1996 compensation. The salary adjustment recommendation and bonus was based on the Company's overall performance in the past year as well as an analysis of competitive compensation levels necessary to maintain and attract quality personnel.

         Following extensive review and approval by the Committee, all issues pertaining to executive compensation were submitted to the full Board of Directors for their approval. Mr. Cunningham does not participate in the review of his compensation.

                                    EMPLOYEE BENEFITS AND COMPENSATION COMMITTEE

                                            Braden Vandeventer, Chairman
                                            Donald I. Fentress
                                            Frederick V. Martin

Performance Graph

         The following graph compares the Company's yearly cumulative total stockholder return on its Common Stock for the period beginning October 11, 1994, the date the Company converted to a stock company and its stock began trading. The Company's stock performance is compared to:

         (1) The Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (US) which is a broad market equity index calculated by the CRSP at the University of Chicago and comprises all domestic common shares traded on the Nasdaq National Market and the Nasdaq Small-Cap Market; and

         (2)The CRSP Total Return Index for Bank Stocks (SIC codes 602 and 671).

         The cumulative returns are derived from compounded daily returns assuming the reinvestment of dividends. It should be noted that in light of the short period of time reflected by the graph, there is no reason to assume that the performance of the Company's Common Stock for the period shown on the graph will be reflective of long-term performance.

[GRAPHIC OMITTED]

     In the original document, there follows a line graph depicting the Company's performance comparative to the CRSP Total Return Index and the Nasdaq Stock Market (US) Index. The following table is the data points for the graph.

                               Life Bancorp, Inc.
                         Comparative Performance Graph
                     Oct. 11, 1994    Dec. 30, 1994     Dec. 29, 1995     Dec. 31, 1996
                     -------------    -------------     -------------     -------------

Nasdaq - US             $100.00          $98.61            $139.45          $171.53
Bank Stocks             $100.00          $94.00            $140.00          $185.04
Life Bancorp, Inc.      $100.00          $92.50            $154.79          $191.08


                     RATIFICATION OF APPOINTMENT OF AUDITOR

         The Board of Directors of the Company has appointed Edmondson, LedBetter & Ballard, L.L.P., independent auditor, to perform the audit of the Company's financial statements for the year ending December 31, 1997, and further directed that the selection of auditor be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by Edmondson, LedBetter & Ballard, L.L.P. that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent auditor and clients. Edmondson, LedBetter & Ballard, L.L.P. will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the total votes cast at the Annual Meeting is required to ratify Edmondson, LedBetter & Ballard, L.L.P. as the independent auditor of the Company.

                 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                   FOR THE RATIFICATION OF THE APPOINTMENT OF
                     EDMONDSON, LEDBETTER & BALLARD, L.L.P.
                             AS INDEPENDENT AUDITOR
                  FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997



                              STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in April 1998, must be received at the principal executive offices of the Company, 109 East Main Street, Norfolk, Virginia 23510, Attention: Emily E. Steele, Secretary, no later than November 17, 1997. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

         Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting pursuant to Article 9B of the Company's Articles of Incorporation, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by, or at the direction of, the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive office of the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before an annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of Common Stock of the Company which are beneficially owned by the stockholder and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal, and (d) any financial interest of the stockholder in such proposal (other than interests which all stockholders would have).

         Stockholders are also permitted to submit nominations of candidates for the Board of Directors. Article 7.D. of the Company's Articles of Incorporation governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting.

         Each written notice of a stockholder nomination shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Company stock which are beneficially owned by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to the proxy rules under the 1934 Act; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and
(ii) the class and number of shares of Company stock which are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.


                                  OTHER MATTERS

         Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1996 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

         A copy of the Company's Annual Report on Form 10-K, without exhibits, as filed with the SEC is available without charge to stockholders upon written request. Requests for this or other financial information about Life Bancorp, Inc. or Life Savings Bank, FSB, should be directed to Clarence W. Keel, Vice President of Investor Relations, Life Bancorp, Inc., 109 East Main Street, Norfolk, Virginia, 23510, telephone (757) 858-1136.


                                             By order of the Board of Directors

                                             /s/ Emily E. Steele
                                             Emily E. Steele
                                             Secretary

Norfolk, Virginia
March 17, 1997

REVOCABLE PROXY

                               LIFE BANCORP, INC.

     The undersigned, being a stockholder of the Company as of March 7, 1997, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Norfolk Waterside Marriott located at 235 East Main Street, Norfolk, Virginia, on Thursday, April 24, 1997 at 10:00 a.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.


                  (Continued and to be signed on reverse side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF LIFE BANCORP, INC. ("COMPANY") FOR USE AT THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 1997 AND AT
ANY ADJOURNMENT THEREOF.

Please mark
your vote as   [ X ]
indicated in
this example


1.ELECTION OF DIRECTORS


  [ ] FOR all nominees listed       NOMINEES FOR THREE-YEAR TERM: E. Saunders
      (Unless otherwise directed      Early, Jr., William J. Jonak, Jr. and
      to the right)                   Tollie W. Rich, Jr.

                                   (INSTRUCTIONS: To withhold authority to vote
  [ ] WITHHOLD AUTHORITY             for any individual nominee, write the name
      to vote for all nominees       of the nominee in the space provided
                                     below.)


2.PROPOSAL to ratify the appointment of Edmondson, LedBetter & Ballard, L.L.P.
  as the Company's independent auditor for the fiscal year ending December 31, 1997.

  [   ]  FOR             [   ]  AGAINST            [   ]  ABSTAIN


3.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.



                      Dated:                            , 1997

                      Signature(s)

                      Please sign this exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

                      PLEASE MARK, SIGN, DATE AND RETURN THE
                      PROXY CARD PROMPTLY USING THE ENCLOSED
                      ENVELOPE.